Exhibit 99.2

NEWS RELEASE

Parsley Energy, LLC Announces Tender Offer

for Any and All of its 7.500% Senior Unsecured Notes Due 2022

AUSTIN, Texas, December 6, 2016—Parsley Energy, LLC (“Parsley”), a subsidiary of Parsley Energy, Inc. (NYSE: PE) (“Parsley Inc.”), announced today that it has commenced a cash tender offer to purchase any and all of its 7.500% senior unsecured notes due 2022 (the “2022 Notes”). As of December 5, 2016, there was $550 million aggregate principal amount of the 2022 Notes outstanding. The tender offer is being made pursuant to an offer to purchase, dated today, and a related letter of transmittal and notice of guaranteed delivery. The tender offer will expire at 5:00 p.m., New York City time, on December 12, 2016, unless extended (the “Expiration Time”). Tendered 2022 Notes may be withdrawn at any time before the Expiration Time.

Holders of 2022 Notes that are validly tendered and accepted at or prior to the Expiration Time, or who deliver to the depositary and information agent a properly completed and duly executed notice of guaranteed delivery and subsequently deliver such 2022 Notes, each in accordance with the instructions described in the offer to purchase, will receive total cash consideration of $1,066.72 per $1,000 principal amount of 2022 Notes, plus any accrued and unpaid interest to, but not including, the settlement date, which is expected to be December 13, 2016, subject to satisfaction of the Financing Condition described herein.

The tender offer is contingent upon, among other things, Parsley’s successful completion of a proposed debt financing transaction, the gross proceeds of which will be at least $600 million (the “Financing Condition”). The tender offer is not conditioned on any minimum amount of 2022 Notes being tendered. Parsley may amend, extend or terminate the tender offer, in its sole discretion. Concurrently with the launch of the tender offer, Parsley is exercising its right to optionally redeem any 2022 Notes not validly tendered and purchased in the tender offer, pursuant to the terms of the Indenture relating to the 2022 Notes, conditioned upon and subject to satisfaction of the Financing Condition.

The tender offer is being made pursuant to the terms and conditions contained in the offer to purchase and related letter of transmittal and notice of guaranteed delivery, copies of which may be requested from the information agent for the tender offer, D.F. King & Co., Inc., by telephone at (800) 864-1460 (toll-free) or (212) 269-5550 (for banks and brokers only), or via the following web address: www.dfking.com/pe.

Persons with questions regarding the tender offer should contact the dealer manager for the tender offer, Credit Suisse Securities (USA) LLC, by telephone at (800) 820-1653 (U.S. toll free) or (212) 538-2147 (call collect).

This news release does not constitute an offer to purchase or the solicitation of an offer to sell the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Specifically, Parsley cannot assure you that the proposed transactions (including the proposed debt financing transaction) described above will be consummated on the terms Parsley currently contemplates, if at all. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Parsley Inc.’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, Parsley Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in Parsley Inc.’s SEC filings could cause actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, LLC

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, LLC

2